Exhibit 1.1

Foresight Energy LP

[—] Common Units

Representing Limited Partner Interests,

plus an option to purchase up to

[—] additional Common Units to cover over allotments

Form of Underwriting Agreement

[—], 2014

Barclays Capital Inc.

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters,

c/o

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

- and -

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Foresight Energy LP, a limited partnership organized under the laws of Delaware (the “Partnership”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [—] common units, each representing a limited partner interest in the Partnership (the “Common Units”) (said common units to be issued and sold by the Partnership being hereinafter called the “Underwritten Securities”). The Partnership also proposes to grant to the Underwriters an option to purchase up to [—] additional Common Units to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 21 hereof.

Barclays Capital Inc. has agreed to reserve a portion of the Underwritten Securities to be purchased by it under this Agreement for sale to the directors, officers,

members, employees, business associates, affiliates and other related parties of Foresight Reserves, L.P. (“Foresight Reserves”), a Nevada limited partnership, or the General Partner (as defined below) (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Securities Program”). The Securities to be sold by Barclays Capital Inc. and its affiliates pursuant to the Directed Securities Program are referred to hereinafter as the “Directed Securities.” Any Directed Securities not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed may be offered to the public by the Underwriters as set forth in the Prospectus (as defined below).

It is understood and agreed to by all parties that as of the date hereof:

(a) Foresight Reserves directly owns a 100% membership interest in Foresight Energy GP LLC (the “General Partner”), a Delaware limited liability company and the sole general partner of the Partnership with a non-economic general partner interest in the Partnership;

(b) Foresight Reserves directly owns a 100% limited partner interest in the Partnership;

(c) Foresight Reserves directly owns a 99.33% membership interest in Foresight Energy LLC (“Foresight Energy LLC”), a Delaware limited liability company and Michael J. Beyer (“Beyer”) owns a 0.67% membership interest in Foresight Energy LLC; and

It is further understood and agreed to by the parties hereto that the following transactions will occur prior to or on the Closing Date (as defined herein):

(a) Foresight Reserves, Beyer, Foresight Energy LLC, the General Partner and the Partnership will enter into a contribution agreement (including the other documents referred to therein, the “Contribution Agreement”), pursuant to which Foresight Reserves and Beyer will contribute all of their membership interests in Foresight Energy LLC to the Partnership;

(b) The General Partner will amend and restate the Partnership’s agreement of limited partnership (as amended from time to time, the “Partnership Agreement”);

(c) the Partnership will issue to Foresight Reserves and Beyer an aggregate of [—] common units and [—] subordinated units (collectively, the “Sponsor Units”);

(d) the Partnership will issue to the General Partner the Incentive Distribution Rights (as defined in the Partnership Agreement);

(e) the public offering of the Securities contemplated hereby will be consummated;

(f) to the extent the Underwriters exercise their option to purchase Option Securities, the Partnership will issue such Option Securities to the public and distribute the net proceeds to Foresight Reserves and Beyer on a pro rata basis;

(g) to the extent the Underwriters do not exercise their option to purchase additional common units, the Partnership will issue those common units to Foresight Reserves and Beyer on a pro rata basis; and

(h) the Partnership will use the net proceeds received from the sale of the Securities as provided in the “Use of Proceeds” section of the Preliminary Prospectus and the Prospectus.

The transactions contemplated in subsections (a) through (i) above are referred to herein as the “IPO Reorganization.”

1. Representations and Warranties. Each of Foresight Energy LLC, the General Partner and the Partnership (the “Partnership Parties”), jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Partnership has prepared and filed with the Commission a registration statement (file number 333-179304) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Partnership may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Partnership will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Partnership has advised you, prior to the Execution Time, will be included or made therein.

(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(c) (i) The Disclosure Package, (ii) each electronic road show, when taken together as a whole with the Disclosure Package, and (iii) any individual Written Testing-the-Waters Communication, when taken together as a whole with the Disclosure Package, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) Each of the statements made by the Partnership in the Registration Statement and the Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated cash available for distribution and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on Distributions” in the Preliminary Prospectus and the Prospectus or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(e) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(f) From August 3, 2012 through the Execution Time, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(g) The Partnership (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Partnership has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(h) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(i) Each of the Partnership, the General Partner, Foresight Energy LLC and the subsidiaries of Foresight Energy LLC (the “Subsidiaries”) (i) has been duly incorporated or formed and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority (corporate or otherwise) to enter into and perform its obligations under the Partnership Agreement and the Contribution Agreement to which it is a party, own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and (ii) is duly qualified to do business as a foreign corporation, limited partnership or limited liability company and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). Prior to giving effect to the IPO Reorganization, the Partnership has no subsidiaries, has no assets, other than cash in an amount equal to approximately $1,000 and has conducted no operations other than those incidental to maintaining its existence.

(j) The equity interests of the Partnership conform to the description thereof contained in the Disclosure Package and the Prospectus; the outstanding partnership interests of the Partnership have been duly authorized and validly issued and are fully paid and, in the case of limited partner interests, are nonassessable (except as such nonassessability may be affected by Section 17-607 and 17-804 of the Delaware Limited Partnership Act (the “Delaware LP Act”)); the Incentive Distribution Rights (as defined in the Partnership Agreement) to be issued to the General Partner and the limited partner interests represented thereby have been duly authorized, when issued in accordance with the Partnership Agreement, will be validly issued and fully paid and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 and 17-804 of the Delaware LP Act), and will be owned by the General Partner free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) (except restrictions on transferability and other Liens as described in the Disclosure Package and the Prospectus); the Securities being sold hereunder by the Partnership have been duly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued and fully paid and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act); the Securities being sold by the Partnership are duly listed, and admitted and authorized for trading, on the New York Stock Exchange, subject to official notice of issuance; the certificates for the Securities, if any are certificated, are in valid and sufficient form; the holders of outstanding partnership interests of the Partnership are not entitled to preemptive or other rights to subscribe for the Securities, other than as set forth in the Partnership Agreement, which rights have been waived; and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership interests in the Partnership are outstanding.

(k) The General Partner has, and, on the Closing Date will have, full power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and Prospectus.

(l) Foresight Reserves owns, and on the Closing Date, after giving effect to the IPO Reorganization, Foresight Reserves and Beyer will own, all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and Foresight Reserves owns such membership interests free and clear of all Liens.

(m) All of the outstanding limited liability company units of Foresight Energy LLC and shares of capital stock or other ownership interests of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding limited liability company units of Foresight Energy LLC are, prior to the IPO Reorganization, directly owned by Foresight Reserves and Beyer, and will be, on the Closing Date after giving effect to the IPO Reorganization, owned by the Partnership, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all of the outstanding shares of capital stock or other ownership interests of the Subsidiaries are owned by Foresight Energy LLC either directly or through wholly-owned subsidiaries, in each case, free and clear of any Lien, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the holders thereof are not subject to personal liability by reason of being such holders.

(n) The General Partner is, and on the Closing Date, will be, the sole general partner of the Partnership with a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package and the Prospectus).

(o) Except as described in the Disclosure Package and the Prospectus, none of the Partnership Parties will, on the Closing Date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(p) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Prospectus under the headings “Business—Legal Proceedings and Liabilities,” “Environmental and Other Regulatory Matters,” “Cash Distribution Policy and Restrictions on Distributions,” “How We Make Distributions to Our Partners,” “Description of Indebtedness,” “Description of Common Units,” and “The Partnership Agreement” fairly summarize the matters therein described. The statements in the Prospectus under the heading “Material U.S. Federal Income Tax Consequences,” insofar as such statements summarize United States federal income tax law, constitute, as of the date hereof, an accurate summary in all material respects (subject to the qualifications, exceptions, assumptions and limitations described therein and herein).

(q) This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(r) The Partnership is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(s) At or before the Closing Date:

(i) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and Foresight Reserves and will be a valid and legally binding agreement of the General Partner and Foresight Reserves, enforceable against each of them in accordance with its terms; and

(ii) the Contribution Agreement will have been duly authorized, executed and delivered by each of the Partnership Parties thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with each Transaction Document’s respective terms;

provided that, with respect to each agreement described in this Section 1(s), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

The Partnership Agreement, the GP LLC Agreement, the limited liability company agreement of Foresight Energy LLC (as amended from time to time, the “Foresight Energy LLC Agreement”) and the Contribution Agreement are herein collectively referred to as the “Operative Agreements.”

(t) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the consummation of the IPO Reorganization or any other transactions contemplated by this Agreement or the Operative Agreements by the Partnership Parties hereto or thereto, except such as have been obtained under the Act, the Exchange Act and such as may be required under the applicable state securities laws or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus.

(u) None of (i) the execution, delivery and performance of this Agreement and the Operative Agreements by the Partnership Parties that are parties hereto or thereto, as the case may be, (ii) the issuance and sale by the Partnership of the Securities, (iii) the consummation of the IPO Reorganization and any other of the transactions herein or therein contemplated by this Agreement or the Operative Agreements, (iv) the fulfillment of the terms hereof or thereof or (v) the application of the proceeds as described under the heading “Use of Proceeds” in the Preliminary Prospectus and the Prospectus will conflict with, result in a breach or violation or imposition of any Lien upon any property or assets of any of the Partnership Parties or any of the Subsidiaries pursuant to, (A) the limited partnership agreement, limited liability company agreement, certificate of limited partnership, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document (collectively, the “Organizational Documents”) of any of the Partnership Parties or any of the Subsidiaries; (B) the terms of any indenture, mortgage, deed of trust, note agreement, loan agreement or other agreement, or instrument to which any of the Partnership Parties or any of the Subsidiaries is a party or bound or to which its or their property is subject; or (C) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Parties or any of the Subsidiaries or any of its or their properties, except, with respect to clauses (B) and (C), as would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the performance of this Agreement, or the consummation of any of the transactions contemplated hereby or thereby.

(v) The Contribution Agreement will be legally sufficient to transfer or convey to, or vest in, the Partnership, Foresight Energy LLC and the Subsidiaries satisfactory title to, or valid rights to use or manage, all properties not already held by them that are, individually or in the aggregate, required to enable the Partnership, Foresight Energy LLC and the Subsidiaries to conduct their operations in all material respects as contemplated by the Disclosure Package and the Prospectus. The Partnership, Foresight Energy LLC and the Subsidiaries, upon execution and delivery of the Contribution Agreement, will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the consolidated financial statements of the Partnership.

(w) The consolidated historical financial statements and schedules of the Partnership and its consolidated subsidiaries, and Foresight Energy LLC and its consolidated subsidiaries included in the Disclosure Package, the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Partnership and its subsidiaries, and Foresight Energy LLC and its subsidiaries, respectively, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis in all material respects throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the heading “Selected Historical Financial Information” in the Preliminary Prospectus, the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein; the pro forma financial statements included in the Disclosure Package, the Preliminary Prospectus, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Disclosure Package, the Preliminary

Prospectus, the Prospectus and the Registration Statement; the pro forma financial statements included in the Disclosure Package, the Preliminary Prospectus, the Prospectus and the Registration Statement comply in all material respects as to form with the applicable accounting requirements of Regulation S-X under the Act; and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The statistical and market-related data and forward-looking statements included in the Disclosure Package, the Preliminary Prospectus, the Prospectus and the Registration Statement are based on or derived from sources that the Partnership Parties and the Subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.

(x) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Parties or their property, or management is pending or, to the knowledge of the Partnership, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership, Foresight Energy LLC and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(y) Each of the Partnership, Foresight Energy LLC and each of the Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except as set forth in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) or as would not reasonably be expected to have a Material Adverse Effect.

(z) None of the Partnership Parties or the Subsidiaries is in violation or default of (i) any provision of its charter or bylaws, or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to any of the Partnership Parties or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Partnership Party or such Subsidiary or any of its properties, as applicable, except (A) as described in each of the Disclosure Package and the Prospectus or (B) as would not reasonably be expected to have a Material Adverse Effect with respect to clauses (ii) and (iii).

(aa) Weir International, Inc. (“Weir”), who has delivered the April 2014 Weir Reserve and Resource Study concerning estimates of the Partnership’s proven and probable coal reserves (the “Weir Study”), was, as of January 1, 2014, and is, as of the date hereof, an independent engineering firm with respect to the Company.

(bb) The factual information underlying the estimates of the Partnership’s proven and probable coal reserves, which was supplied by the Partnership to Weir for the purposes of preparing the Weir Study, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than intervening market commodity price fluctuations (which are not included in such reports), and except as disclosed in the Disclosure Package, the Partnership is not aware of any facts or circumstances that would result in a material adverse change in the estimates of the Partnership’s proven and probable coal reserves, as reflected in the reports referenced in the Weir Study; the Partnership has no reason to believe that as of the dates indicated in the Registration Statement, the Disclosure Package and the Prospectus such proven and probable coal reserves have materially declined or decreased since the dates of the reports referenced in the Weir Study (other than, in all cases, updates to previous reports prepared by Weir and disclosed to the Representatives).

(cc) Ernst & Young LLP, who have certified certain financial statements of the Partnership and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Partnership within the meaning of the Act and the applicable published rules and regulations thereunder.

(dd) Each of the Partnership, Foresight Energy LLC and the Subsidiaries has filed all applicable tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other similar assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such similar assessment, fine or penalty that is currently being contested in good faith, or as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(ee) No labor problem or dispute with the employees of the Partnership, Foresight Energy LLC or any of the Subsidiaries exists or, to the knowledge of the Partnership, Foresight Energy LLC or any of the Subsidiaries, is threatened, and none of the Partnership Parties are aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect and except, in each case, as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(ff) No Subsidiary is, and Foresight Energy LLC is not, and will not be on the Closing Date after giving effect to the IPO Reorganization, currently prohibited, directly or indirectly, from (i) paying any dividends to Foresight Energy LLC or distributions to the members (including the Partnership, to the extent applicable) of Foresight Energy LLC (the “Members”), respectively, (ii) making any other distribution on its capital stock or limited liability company units, respectively, (iii) repaying to Foresight Energy LLC or the Members, respectively, any loans or advances to it from Foresight Energy LLC or the Members, respectively, or (iv) transferring any of its property or assets to it or any other Subsidiary, except as described in or contemplated in the Disclosure Package, or the Prospectus (in each case, exclusive of any amendment or supplement thereto).

(gg) The Partnership, Foresight Energy LLC and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged in the reasonable judgment of the Partnership, Foresight Energy LLC and the Subsidiaries; all policies of insurance and fidelity or surety bonds insuring the Partnership, Foresight Energy LLC or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect in all material respects; the Partnership, Foresight Energy LLC and their subsidiaries are in compliance in all material respects with the terms of such policies and instruments; there are no material claims by the Partnership, Foresight Energy LLC or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Partnership, Foresight Energy LLC nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Partnership, Foresight Energy LLC nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto).

(hh) The Partnership, Foresight Energy LLC and the Subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses as presently conducted, and neither the Partnership, Foresight Energy LLC nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(ii) The Partnership, Foresight Energy LLC and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the end of the Partnership’s, Foresight Energy LLC’s and each of the Subsidiaries’ most recent audited fiscal year, there has been (i) no material weakness in the internal control over financial reporting of each of the Partnership, Foresight Energy LLC and the Subsidiaries (whether or not remediated) and (ii) no change in the internal control over financial reporting of each of the Partnership, Foresight Energy LLC and the Subsidiaries that has materially affected, or is reasonably likely to materially affect, each of their internal controls over financial reporting.

(jj) The Partnership, Foresight Energy LLC and the Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that the information required to be be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made. Such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(kk) None of the Partnership Parties has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.

(ll) The Partnership, Foresight Energy LLC and the Subsidiaries are (i) in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with

Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package or the Prospectus (exclusive of any amendment or supplement thereto). Except as set forth in the Disclosure Package or the Prospectus, neither the Partnership, Foresight Energy LLC nor any of the Subsidiaries have been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(mm) In the ordinary course of its business, each of the Partnership and Foresight Energy LLC periodically reviews the effect of Environmental Laws on the business, operations and properties of the Partnership, Foresight Energy LLC and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, each of the Partnership and Foresight Energy LLC has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package or the Prospectus (exclusive of any amendment or supplement thereto).

(nn) Except as would not reasonably be expected to have a Material Adverse Effect, (i) the minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Partnership, Foresight Energy LLC and/or one or more of the Subsidiaries; (ii) each of the Partnership, Foresight Energy LLC and the Subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; (iii) each pension plan and welfare plan established or maintained by the Partnership, Foresight Energy LLC and/or one or more of the Subsidiaries is in compliance with the currently applicable provisions of ERISA; and (iv) neither the Partnership, Foresight Energy LLC nor any of the Subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(oo) At the Effective Date, the Partnership Parties and, to the knowledge of the Partnership Parties, to the extent required by law, the officers and directors of the General Partner, in their capacities as such were, and on the Closing Date, will be, in compliance with the applicable provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”).

(pp) To the extent that information is required to be publicly disclosed under the U.K. Financial Services Authority’s Price Stabilising Rules (the “Stabilizing Rules”) before stabilizing transactions can be undertaken in compliance with the safe harbor provided under such Stabilizing Rules, such information has been adequately publicly disclosed (within the meaning of the Stabilizing Rules).

(qq) The operations of the Partnership, Foresight Energy LLC and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder applicable to the Partnership, Foresight Energy LLC and the Subsidiaries and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership and Foresight Energy LLC, threatened.

(rr) None of the Partnership, Foresight Energy LLC, or any of the Subsidiaries, or, to the knowledge of the Partnership and Foresight Energy LLC, any director, officer, agent, employee or affiliate of the Partnership, Foresight Energy LLC or the Subsidiaries, is an entity or individual (a “Person”) that is, or is owned or controlled by a Person that is currently the subject or target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC Sanctions”), or located, organized or resident in a country or territory that is the subject of OFAC Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria); neither the Partnership nor Foresight Energy LLC will directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or facilitating the activities or business of any person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and, for the past five years, the Partnership, Foresight Energy LLC and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ss) Neither the Partnership, Foresight Energy LLC nor any of the Subsidiaries nor, to the knowledge of the Partnership and Foresight Energy LLC, any director, officer, agent, employee or affiliate of the Partnership, Foresight Energy LLC, or the Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the

“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Partnership, Foresight Energy LLC, and the Subsidiaries and, to the knowledge of the Partnership and Foresight Energy LLC, its and affiliates have conducted their businesses in compliance with the FCPA and maintain and procedures which are reasonably expected to ensure compliance therewith.

(tt) To the knowledge of the Partnership and Foresight Energy LLC, all information related to the coal reserves of Foresight Energy LLC and the Subsidiaries (including, without limitation, Foresight Energy LLC’s estimated proven and probable and total clean recoverable tons, in the aggregate and by region and mining complex location) included in the Disclosure Package and the Prospectus (the “Coal Reserve Information”), (i) was and is accurate in all material respects, (ii) complies in all material respects with the requirements of the Act and the requirements of the Exchange Act, as applicable, and (iii) when read together with the other information in the Disclosure Package and the Prospectus, as applicable, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(uu) Each of the Partnership Parties has duly authorized the IPO Reorganization and, on the Closing Date, each of the Partnership Parties shall have filed all notices, reports, documents or other information required to be filed by it pursuant to, and have obtained any and all authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications required to be obtained under, and have otherwise complied with all requirements of, all applicable laws in connection with the consummation of the IPO Reorganization, except in each case where such failure would not, individually or in the aggregate, have a Material Adverse Effect; and the IPO Reorganization shall be legal, effective and valid and in accordance with the laws of the State of Delaware.

(vv) Except as described in the Disclosure Package, there are no contracts, agreements or understandings between the Partnership and any person granting such person the right to require the Partnership to file a registration statement under the Act with respect to any securities of the Partnership or to require the Partnership to include such securities with the Securities registered pursuant to the Registration Statement.

(ww) Subsequent to the respective dates as of which information is given in each of the Registration Statement, Disclosure Package and the Prospectus, (i) neither the Partnership, Foresight Energy LLC nor any of the Subsidiaries have incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) neither the Partnership nor Foresight Energy LLC have purchased any of the Partnership’s outstanding equity interests, nor declared, paid or otherwise made any dividend or distribution of any kind on the Partnership’s equity interests other than ordinary and customary dividends or distributions; and (iii) there has not been any material change in the capital stock, short term debt or long term debt of the Partnership, Foresight Energy LLC or any of the Subsidiaries, except in each case as described in each of the Registration Statement, the Disclosure Package and the Prospectus, respectively.

(xx) Except as described in the Disclosure Package, neither the Partnership nor Foresight Energy LLC has sold, issued or distributed any the equity interests or membership interests, respectively during the six month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act.

(yy) The Registration Statement, the Preliminary Prospectus, the Disclosure Package and the Prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Registration Statement, the Preliminary Prospectus, the Disclosure Package and the Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Securities Program.

(zz) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Securities in any jurisdiction where the Directed Securities are being offered.

(aaa) The Partnership has not offered, or caused the Representatives to offer, Securities to any person pursuant to the Directed Securities Program with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership or Foresight Energy LLC to alter the customer’s or supplier’s level or type of business with the Partnership or Foresight Energy LLC, or (ii) a trade journalist or publication to write or publish favorable information about the Partnership or Foresight Energy LLC or their products.

(bbb) To the knowledge of the Partnership Parties, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority (“FINRA”) and the Partnership, the General Partner, any of the General Partner’s officers or directors or the Partnership’s 5% or greater unitholders, except as described in the Registration Statement, the Disclosure Package and the Prospectus.

Any certificate signed by any officer of the Partnership or Foresight Energy LLC and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Partnership or Foresight Energy LLC, respectively, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $[—] per unit, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [—] Option Securities at the same purchase price per unit as the Underwriters shall pay for the Underwritten Securities, less an amount per unit equal to any dividends or distributions declared by the Partnership and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Such option may be exercised in whole or in part at any time on or before the 30th calendar day after the date of the Prospectus upon written notice by the Representatives to the Partnership setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The maximum number of Option Securities to be sold by the Partnership is [—]. In the event that the Underwriters exercise less than their full over-allotment option, the number of Option Securities to be sold by the Partnership shall be, as nearly as practicable, in the same proportion as the maximum number of Option Securities to be sold by the Partnership. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional Securities.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [—], or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to the account specified by the Partnership. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Partnership will deliver the Option Securities (at the expense of the Partnership) to the Representatives, at such place that the Representatives shall designate, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to the account specified by the Partnership. If settlement for the Option Securities occurs after the Closing Date, the Partnership will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements. The Partnership and Foresight Energy LLC agree with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Partnership will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably and timely have objected (provided that nothing herein shall prevent the Company from making any amendment or supplement that, in the opinion of counsel to the Company, is required by law or regulation). The Partnership will cause the Prospectus and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Disclosure Package to comply with applicable law, the Partnership will promptly (i) notify the Representatives of any such event; (ii) subject to the second sentence of Section 5(a), prepare an amendment or supplement to correct such statement or omission or effect such compliance; and (iii) supply any amendment or supplement to the Representatives and counsel for the Underwriters without charge in such quantities as they may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Partnership promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Partnership will make generally available to its unitholders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act, including, at the Partnership’s election, an “earnings statement” as defined in Rule 158.

(e) The Partnership will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f) The Partnership will arrange, if necessary, for the qualification of the Securities for sale by the Underwriters under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Partnership and Foresight Energy LLC will promptly advise the Representatives of the receipt by the Partnership or Foresight Energy LLC of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g) Neither the Partnership nor the General Partner will, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or the General Partner or any affiliate of the Partnership or the General Partner or any person in privity with the Partnership or the General Partner or any affiliate of the Partnership or the General Partner) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement; provided, however, that the Partnership and the General Partner may issue and sell Common Units pursuant to (i) this Agreement, (ii) any employee stock option plan, other employee compensation plan, stock ownership plan or dividend reinvestment plan of the Partnership in effect at the Execution Time and as described or contemplated in the Prospectus, and (iii) the Partnership may issue Common Units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and as described in the Prospectus.

(h) None of the Partnership Parties will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.

(i) The Partnership and Foresight Energy LLC, jointly and severally, agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities to the Underwriters; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (iv) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states, and any other jurisdictions specified pursuant to Section 5(f) (including filing fees and the reasonably incurred and documented fees and expenses of counsel for the Underwriters relating to such registration and qualification up to $5,000); (vi) any filings required to be made with the Financial Industry Regulatory Authority (including filing fees and the reasonably incurred and documented fees and expenses of counsel for the Underwriters relating to such filings); (vii) the transportation and other expenses incurred by or on behalf of representatives of the Partnership or Foresight Energy LLC in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Partnership’s and Foresight Energy LLC’s accountants and the fees and expenses of counsel for the Partnership; (ix) all reasonably incurred and documented fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Securities Program, and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Securities Program, (x) in addition to the costs and expenses outlined in this Section 5(i)(v), (vi) and (ix), the Company will reimburse all reasonable out-of-pocket expenses of the Underwriters incurred in connection with the Offering hereunder in an aggregate amount not to exceed $50,000; and (x) all other costs and expenses incident to the performance by the Partnership and Foresight Energy LLC of their obligations hereunder. Except as provided in this Section 5(i), the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities which they may sell and expenses of advertising any offering of the Securities made by the Underwriters.

(j) The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k) The Partnership will apply the net proceeds from the sale of the Securities as set forth under “Use of Proceeds” in the Disclosure Package and the Prospectus.

(l) The Partnership will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Securities are offered in connection with the Directed Securities Program.

(m) The Partnership will notify promptly the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Securities Act and (b) completion of the 180-day restricted period referred to in Section 5(g) hereof.

(n) If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Partnership will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Partnership Parties contained herein as of the Execution Time, the Closing

Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Partnership Parties made in any certificates pursuant to the provisions hereof, to the performance by each of the Partnership Parties of their respective obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); and any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) Each of the Partnership and Foresight Energy LLC shall have requested and caused each of (i) Cahill Gordon & Reindel llp, special counsel for the Partnership, the General Partner and Foresight Energy LLC, (ii) Vinson & Elkins LLP, special counsel for the Partnership and (iii) Bailey & Glasser LLP, counsel for the Partnership, the General Partner and Foresight Energy LLC to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect set forth in Exhibit A, Exhibit B and Exhibit C hereto, respectively.

(c) The Representatives shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership Parties shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Partnership and Foresight Energy LLC and each of the Subsidiaries and certificates of public officials.

(d) The Representatives shall have received an opinion, dated the Closing Date, from Baker Botts L.L.P., counsel for the Underwriters, in the form agreed to with the Representatives.

(e) Each of the Partnership and Foresight Energy LLC shall have furnished to the Representatives a certificate, signed by (x) the Chief Executive Officer of the General Partner and Foresight Energy LLC and (y) the Chief

Financial Officer of the General Partner and Foresight Energy LLC, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of each of the Partnership Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and such Partnership Party has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Partnership Parties, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership, Foresight Energy LLC and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(f) At the Execution Time and at the Closing Date, the Partnership and Foresight Energy LLC shall have requested and caused Ernst & Young LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives together with signed or reproduced copies of such letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Disclosure Package and the Prospectus and confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder.

(g) On the Closing Date, the IPO Reorganization shall have been consummated as described in the Disclosure Package and the Prospectus, and shall be legal, effective and valid and in accordance with the laws of the State of Delaware.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership, Foresight Energy LLC and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Partnership’s or Foresight Energy LLC’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j) Prior to the Closing Date, the Partnership Parties shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(k) The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

(l) At the Execution Time, the Partnership shall have furnished to the Representatives a letter substantially in the form of Exhibit D hereto from Foresight Reserves, each officer and director of Foresight Reserves and the General Partner addressed to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Shearman & Sterling LLP, counsel for the Underwriters, 599 Lexington Avenue, New York, NY 10022, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Partnership Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership and Foresight Energy LLC, jointly and severally, will reimburse the Underwriters severally through the Representatives on demand for all out-of pocket expenses (including reasonably incurred and documented fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) Each of the Partnership Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, and (subject to the limitations set forth in the proviso to this Section 8(a)) agrees to reimburse each such indemnified party, as incurred, for any reasonably incurred and documented legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that each of the Partnership Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter specifically for inclusion therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described in the last sentence of Section 8(b). This indemnity agreement will be in addition to any liability which each of the Partnership Parties may otherwise have.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless each of the Partnership Parties, each of their respective directors, each of the Partnership’s officers who signs the Registration Statement, and each person who controls the Partnership or Foresight Energy LLC within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter specifically for inclusion in the Registration Statement, Preliminary Prospectus, the Term Sheet, the Prospectus or any Issuer Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Partnership (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. Each of the Partnership Parties acknowledge that the statements set forth in the third paragraph under the heading “Underwriting,” in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or in any amendment or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including one local counsel in each jurisdiction) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including one local counsel in each jurisdiction) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonably incurred and documented fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties, jointly and severally, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including documented legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Partnership Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and by the Underwriters on the other hand from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties, jointly and severally, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Partnership, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties on the one hand or the Underwriters on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint. Each of the Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8, in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls any of the Partnership Parties within the meaning of either the Act or the Exchange Act, each officer of the Partnership who shall have signed the Registration Statement and each director of the Partnership or Foresight Energy LLC shall have the same rights to contribution as the Partnership and Foresight Energy LLC, subject in each case to the applicable terms and conditions of this paragraph (d). The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

9. Directed Securities Program Indemnification. (a) Each of the Partnership Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act (the “Underwriter Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action, loss, claim, damage or liability), joint or several, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of any of the Partnership Parties for distribution to Participants in connection with the Directed Securities Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Securities that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Securities Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Underwriter Entities.

(b) Promptly after receipt by an Underwriter Entity under this Section 9 of notice of the commencement of any action, such Underwriter Entity will, if a claim in respect thereof is to be made against the Partnership Parties under this Section 9, notify the Partnership and Foresight Energy LLC in writing of the commencement thereof; but the failure so to notify any of the Partnership Parties (i) will not relieve it from liability under paragraph (a) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by it of substantial rights and defenses and (ii) will not, in any event, relieve the Partnership Parties from any obligations to any Underwriter Entity other than the indemnification obligation provided in paragraph (a) above. The Partnership Parties shall be entitled to appoint counsel (including one local counsel in each jurisdiction) of their choice at their expense to represent such Underwriter Entity in any action for which indemnification is sought (in which case the Partnership Parties shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by Company or Foresight Energy LLC, retained by such Underwriter Entity or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to such Underwriter Entity. Notwithstanding the Partnership Parties’ election to appoint counsel (including one local counsel in each jurisdiction) to represent an Underwriter Entity in an action, such Underwriter Entity shall have the right to employ separate counsel (including local counsel), and the Partnership Parties shall bear the reasonably incurred and documented fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Partnership Parties to represent such Underwriter Entity would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both such Underwriter Entity and any of the Partnership Parties and such Underwriter Entity shall have reasonably concluded that there may be legal defenses available to it and/or other Underwriter Entities that are different from or additional to those available to the any of the Partnership Parties, (iii) none of the Partnership Parties shall have employed counsel reasonably satisfactory to such Underwriter Entity to represent such Underwriter Entity within a reasonable time after notice of the institution of such action or (iv) the Partnership Parties shall authorize such Underwriter Entity to employ separate counsel at the expense of the Partnership Parties. The Partnership Parties will not, without the prior written consent of the Underwriter Entities, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Underwriter Entities are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each Underwriter Entity from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(c) In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an Underwriter Entity for any reason, each of the Partnership Parties, jointly and severally, and such Underwriter Entity agree to contribute to the aggregate Losses to which the Partnership Parties and such Underwriter Entity may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and by the Underwriter Entities on the other hand from the offering of the Directed Securities; provided, however, that in no case shall any

Underwriter Entity (except as may be provided in any agreement among underwriters relating to the offering of the Directed Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Directed Securities purchased by such Underwriter Entity hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, each of the Partnership Parties, jointly and severally, and such Underwriter Entity shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and of such Underwriter Entity on the other hand in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of Directed Securities received by the Partnership and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions from the Directed Securities, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement or the omission or alleged omission relates to information provided by the Partnership Parties on the one hand or the Underwriter Entities on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership Parties and the Underwriter Entities agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9, no Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Directed Securities exceeds the amount of any damages that such Underwriter Entity has otherwise been required to pay. For purposes of this Section 9, each person who controls an Underwriter Entity within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter Entity shall have the same rights to contribution as such Underwriter Entity, subject in each case to the applicable terms and conditions of this paragraph (c). The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Partnership Parties. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership Parties and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the New York Stock Exchange, (ii) trading in securities generally on the New York Stock Exchange or the NASDAQ Global Market shall have been suspended or limited or minimum prices shall have been established on such exchange, (iii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities, rights of contribution and other statements of the Partnership Parties or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Partnership Parties or any of the indemnified persons referred to in Sections 8 and 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7, 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133) (with a copy, in the case of any notice pursuant to Sections 8 or 9, to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019); the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, and Morgan Stanley & Co.

Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; or, if sent to the Partnership Parties will be mailed, delivered or telefaxed to fax no. (561) 626-4938 and confirmed to it at 211 North Broadway, Suite 2600, St. Louis, Missouri 63102 Attention: General Counsel, with a copy which shall not constitute notice to Brian Glasser, Bailey & Glasser LLP, 209 Capitol St. Charleston, West Virginia 25301.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, no other person will have any right or obligation hereunder.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement or any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. Each of the Partnership Parties and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. No Fiduciary Duty. Each of the Partnership Parties hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership Parties, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other hand, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Partnership Parties and (c) the Partnership’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Partnership Parties agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Partnership Parties on related or other matters). Each of the Partnership Parties agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership or Foresight Energy LLC, in connection with such transaction or the process leading thereto.

19. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

20. Counterparts. This Agreement may be signed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Commission” shall mean the Securities and Exchange Commission.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean [—], 2014 at [—] p.m. Eastern time.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in Section 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership, the General Partner, Foresight Energy LLC and the several Underwriters.

Very truly yours,

FORESIGHT ENERGY LP

By:
Name:
Title:

FORESIGHT ENERGY LLC

By:
Name:
Title:

FORESIGHT ENERGY GP LLC

By:
Name:
Title:

Foresight Energy LP – Underwriting Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Barclays Capital Inc. Citigroup Global Markets Inc. Morgan Stanley & Co. LLC

By: Barclays Capital Inc.

By:
Name:
Title:

Foresight Energy LP – Underwriting Agreement

By: Citigroup Global Markets Inc.

By:
Name:
Title:

Foresight Energy LP – Underwriting Agreement

By: Morgan Stanley & Co. LLC

By:
Name:
Title:

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

Foresight Energy LP – Underwriting Agreement

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased

Barclays Capital Inc.
Citigroup Global Markets Inc.
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
Stifel, Nicolaus & Company, Incorporated
Credit Agricole Securities (USA) Inc.
PNC Capital Markets LLC
The Huntington Investment Company

Total

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

[list all FWPs included in the Disclosure Package]

SCHEDULE III

Schedule of Written Testing-the-Waters Communication

[list all Written Testing-the-Waters Communication]

EXHIBIT A

Form of Opinion of Cahill Gordon & Reindel LLP, special counsel for the Partnership and Foresight Energy LLC, to be delivered pursuant to Section 6(b) of the Underwriting Agreement

[Draft to be provided separately]

EXHIBIT B

Form of Opinion of Vinson & Elkins LLP, special counsel for the Partnership and Foresight Energy LLC, to be delivered pursuant to Section 6(b) of the Underwriting Agreement

[Draft to be provided separately]

EXHIBIT C

Form of Opinion of Bailey & Glasser LLP, counsel for the Partnership and Foresight Energy LLC, to be delivered pursuant to Section 6(b) of the Underwriting Agreement

[Draft to be provided separately]

Form of Lock-Up Agreement	EXHIBIT D

[Letterhead]

Foresight Energy LP

Public Offering of Common Units

[—]

Barclays Capital Inc.

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters,

c/o

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

- and -

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Foresight Energy LP, a limited partnership organized under the laws of Delaware (the “Partnership”), Foresight Energy GP LLC, Foresight Energy LLC and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of common units representing limited partner interests of the Partnership (the “Common Units”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of the Partnership or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement (the “Lock-up Period”). The foregoing sentence shall not apply to: (a) transfers of Common Units or any security convertible into Common Units acquired in open market transactions after the completion of the offering, provided that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Units, shall be required or shall be voluntarily made during the Lock-up Period in connection with such transfers; and (b) transfers of Common Units or any security convertible into Common Units: (i) as a bona fide gift or gifts, or by will or intestate succession upon the death of the undersigned, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) as a distribution or transfer to: (x) limited partners, members, stockholders or affiliates of the undersigned or (y) any corporation, partnership, limited liability company or other entity which controls the undersigned or to entities under common control with the undersigned; (iv) in connection with the exercise (including cashless exercise) of convertible securities or options to purchase Common Units pursuant to employee benefit plans on the terms of such plans as described or contemplated in the Preliminary Prospectus used in the road show and the Prospectus; or (v) with the prior written consent of the Representatives where the transferee signs and delivers a lock up letter substantially in the form of this Lock-up Agreement to the Representatives; provided that in the case of any transfer under each of clauses (b) (i), (ii), (iii) and (iv) it shall be a condition to such transfer that (A) each transferee shall sign and deliver a lock up letter substantially in the form of this Lock-up Agreement to the Representatives; (B) any such transfer shall not involve a disposition for value; and (C) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Units, shall be required or shall be voluntarily made during the Lock-up Period. For purposes of this Lock-up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. If the undersigned is an officer or director of the Partnership, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-Directed Securities of Underwritten Securities the undersigned may purchase in the Offering.

Notwithstanding anything herein to the contrary, this Lock-up Agreement shall not prevent the undersigned from establishing a written plan meeting the requirements of Rule 10b5–1 (a “10b5–1 Plan”) under the Exchange Act, relating to the sale of securities of the Partnership; provided that the securities subject to such plan may not be sold until after the expiration of the Lock-up Period and provided further that the establishment of such plan will not result in any public filing or other public announcement of such plan by the undersigned or the Partnership during the Lock-up Period.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be automatically terminated and be of no further effect.

Yours very truly,

[Signature of officer, director, Foresight Reserves or the General Partner]

[Name and address of officer, director, Foresight Reserves or the General Partner]